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         EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 1998 relating to the statements of operations and cash flows, and the financial statement schedule, before restatement for the 1999 pooling-of-interests, which appears in Zamba Corporation's, formerly Racotek, Inc., Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement



                                                   /s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 8, 2000